UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SPX FLOW, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On December 12, 2021, SPX FLOW, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with LSF11 Redwood Acquisitions, LLC, a Delaware limited liability company (“Parent”), Redwood Star Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for, on the terms and subject to the conditions therein, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
The following FAQs related to the Merger Agreement were posted to the Company's internal website on December 15, 2021.

Q: Ingersoll Rand made a bid of $85 which was rejected. Is accepting a bid of just $1.50 more, when it was mentioned we valued our share price at over $100, not a little low?
A: No, the Board of Directors carefully considered all options during a thorough process and determined that $86.50 per share was a fair price for shareholders and the right path forward for the company.

Q: We would be part of the “opportunity fund series”. Do we know what “share” we are in vs the “commercial real estate” and “mortgage fund”?
A: It is our understanding that the SPX FLOW investment is in a fund focused on operating companies. Please note, however, that we are not aware of any plan to combine SPX FLOW with another operating company within the Lone Star group. We will remain independent.

Q: Is SPX FLOW changing to an investment company or remaining a manufacturing company? I believe it will impact our product quality and price.
A: We are not aware of any plan to change the company's operating plan or strategy.

Q: Not much information on internet about Lone Star where is the headquarters? Can you share their website? Who is the CEO?
A: Lone Star is a leading private equity firm advising funds that invest globally in real estate, equity, credit and other financial assets. Lone Star was established in 1995 and has offices worldwide. They are based in Dallas, Texas in the United States. Their website is lonestarfunds.com. John P. Grayken is the Founder and Chairman.

Q: Can we expect some synergy between FLOW and other Lone Star acquired organizations of similar nature?
A: It is expected that each of Lone Star's 21 private equity funds will operate independently.

Q: Being part of a $8B fund, what are the chances that Lone Star is going to acquire other companies similar to SPX FLOW with the potential outcome to merge those companies within the fund?
A: We do not have any insights into Lone Star's plans for the remainder of its fund assets. However, we are not aware of any plan to combine SPX FLOW with a current or future portfolio company. We expect to remain independent.

Q: Has Lone Star considered buying other companies like SPX FLOW previously in order to grow?
A: We are aware of other acquisitions Lone Star has done in the chemical and building materials industries, but do not know of another company in their history that focused on highly engineered process equipment.

Q: What percent of sales will SPX FLOW be for Lone Star?
A: It's probably more helpful to think of Lone Star like a shareholder rather than as a parent company that is actively involved in our day-to-day operations. We know that Lone Star is committing significant capital to the acquisition of SPX FLOW and that they are very interested and excited about working with us to run our strategic play. We do not know, however, the total revenue of other portfolio companies that they own which are not associated with their investment in SPX FLOW.

Q: Is Lone Star listed in the USA and will they be working under U.S. legislation in the future?
A: Lone Star operates worldwide but is headquartered in the United States so will be subject to U.S. laws.

Q: What other companies does Lone Star own? Are there potential employee discounts for other Lone Star owned businesses by becoming part of the Lone Star family?
A: There are no employee discounts. Lone Star's notable acquisitions include AOC, Xella, Unizo Group, Jury's Inn, Novo Banco and Quintain.

Q: Lone Star Funds specializes in markets that have suffered an economic crisis. Does this mean that they think we are in an economic crisis? How do we explain this to customers?
A: The history of the fund is associated with the turnaround of certain distressed assets, but we know that the company is in a strong position. Lone Star is interested in the great products, services and solutions that we provide to customers and the value that can be created by continuing to run our strategic plan.

Q: Can you give an example of how they did a great job supporting companies they have acquired?
A: We met a couple of the advisors that Lone Star work with to provide additional support to their portfolio companies. They have resources with expertise in capital markets and operations, for example, that can complement the great work our teams are already doing.

Q: What is Lone Star's track record to hold and retain their assets?
A: Our understanding is that Lone Star's funds have performed at a high level and allowed them to attract more capital to invest in great businesses (like SPX FLOW).

Q: Outside of financial and real estate, what other operating companies does Lone Star hold?
A: Please refer to their website for more information, but their notable investments include AOC, Xella, Unizo Group, Jury's Inn, Novo Banco, and Quintain.

Q: Does Lone Star appear to share any bias in interest towards any part/category of our business?
A: We are not aware of any preference toward one or a small group of our businesses.

Q: Since Lone Star is private equity firm are they looking at this a a long term purchase or is it more on the short term say 5 years or less? And if they are looking short term would they sell as a whole or piece off divisions?
A: The typical ownership timeline is approximately 5-7 years. We are not aware of any specific plans to be on the earlier or later side of that estimate.

Q: Do you think Lone Star bought SPX FLOW in order to sell us again soon?
A: We believe that Lone Star sees incredible current and future value in the company, its people and its products. We are not aware of a plan to quickly exit this investment.

Q: A private equity firm's typical goal is to buy companies and resell them after positive changes are made. Was the topic of re-selling or becoming public again in a few years part of the conversation?
A: No, we have not discussed the timing or method associated with the eventual conclusion of Lone Star's investment in SPX FLOW.

Q: What type of return will Lone Star look to obtain as portion of our operating profit?
A: Our understanding is that Lone Star believes in the management's long range plan and therefore supports the actions needed to achieve profitable growth.

Q: What might be the risks for this transaction?
A: The full set of risks are incorporated in our public filings related to the transaction and include: Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth.

Q: Is there discussion that leads our leadership team to have a view that parts of locations will be moved into other businesses elsewhere?
A: SPX FLOW will operate independently from other Lone Star assets and will continue to pursue it's three-year strategic plan.

Q: Will we have a virtual introduction to the Lone Star group?
A: We hope to sit down with Lone Star leadership in early January to discuss next steps.

Q: Do you still follow your plan to get the largest mixer company in the world by organic growth plus acquisitions?
A: SPX FLOW will continue to execute on its three-year strategic plan to include mergers and acquisitions.

Q: What influence over operations will Lone Star have? i.e. move manufacturing out of U.S. to utilize a more financially favorable (in Lone Star's view) labor force?
A: Lone Star will be the owner of the company and could choose to influence elements of our operating plan, but our understanding is that they intend to support and enhance the company plans.

Q: What about stock options granted that vest over time - would the shares that aren't vested be lost depending on when the sale of SPX FLOW closes?
A: No, the unvested shares and options will not be forfeited as a result of the transaction but will become vested and converted to cash at closing.

Q: Being publicly traded company with stock, can stock still be purchased until the sale is complete?
A: Yes, the stock will continue to trade until the closing date, although the company will maintain a blackout period prohibiting our team members from purchasing or selling shares.

Q: What happens to stock that is to vest in February 2022?
A: Unvested shares that are due to vest prior to the change in control will vest in the ordinary course as determined under the terms of those plans and under the direction of the compensation committee.

Q: Will there be possibility for employees to invest funds in the new structure?
A: We do not have any insights into whether Lone Star will have an equity plan in which employees can invest. We hope to know more about this in early 2022.

Q: If you have SPX FLOW stock in your SPX FLOW 401K, will the proceeds from sale automatically be split based on remainder of balance, or will we have to go in and move it manually?
A: If you are an owner of SPX FLOW stock in a retirement plan, then the SPX FLOW portion of your assets will be converted to cash without any action on your part. Please refer to the plan regarding future plan elections post-closing.

Q: What's going to happen with employees with outstanding LTI awards?
A: For those of you who are eligible for restricted stock unit (RSU) awards, your outstanding RSU awards shall become fully vested upon the closing of the transaction with Lone Star, subject to your continued employment through such date.

Q: Is it safe to assume there will be a rebranding phase upon the completion of the merger/sale of SPX FLOW?
A: Upon close, SPX FLOW will retain its name.

Q: What happens to our SPX FLOW SharePoint Green Room website, will it remain or transitioned into a Lone Star format?
A: The Green Room will remain intact post close.

Q: Will our values remain same or will it change or will it be merged with values of Lone Star?
A: SPX FLOW's values of Empower, Evolve, Exceed will remain intact post close.

Q: This is from Bloomberg; "Lone Star to Buy Pumpmaker SPX FLOW for $3.8 Billion". Are we selling only pump portion of our business?
A: Many news outlets refer to SPX FLOW as a pump making business even though we know we are a process solutions company that manufactures more than just pumps. Lone Star will acquire all of SPX FLOW.

Q: Will there be layoffs?
A: We are not aware of any plan to change the operating plan or strategy of the company, including with respect to our people.

Q: Will the company sell/divest product lines?
A: We are not aware of any plan to change the operating plan or strategy of the company, including with respect to our individual product lines.

Q: Will any of the existing service centers be consolidated/added/eliminated?
A: We are not aware of any plan to change the operating plan or strategy of the company.

Q: Is it "safe to say" that this will be similar to how PMSL was privately owned by Wind River Holdings? Or is it too soon to say?
A: It is too soon to say and we will learn more about Lone Star's plans in the coming months.

Q: Do you feel this acquisition will affect our customers' perspective of SPX FLOW?
A: From a customer perspective there will be no material change other than who owns us. We will still be SPX FLOW delivering best in class solutions to our customers. Many world class businesses are owned by private equity companies.

Q: How do you see our competitors will utilize this against us?
A: We will continue to invest in the business, will be running the same play and interacting with our customers in the same way we do now.

Q: Will we still be located in Charlotte?
A: The Corporate Headquarters is expected to remain in Charlotte.

Q: Will this acquisition change our working hours?
A: Work Hours and our recently announced flexible work arrangements will remain the same post close.

Q: Are we going to have an organizational change once Lone Star takes over?
A: We believe the full leadership team and our new portfolio structure will remain in place.

Q: Does this acquisition change the organization's outlook on long term R&D investments?
A: No, we will continue to invest in the business to generate great customer outcomes and profitable growth.

Q: What challenges will be faced by employees due to this acquisition regarding job profiles, reporting managers?
A: We do not expect any changes to our operating structure, programs and processes related to people.

Q: Will it affect the jobs and work of employees directly?
A: We are not aware of any proposed changes to the operating structure or strategy of the company, including related to our people and sites.

Q: Will there be any noticeable IT infrastructure changes post-acquisition?
A: We do not anticipate any noticeable changes to the IT infrastructure post acquisition.

Q: Will this change our internal LE structure or will we be merging entities that currently exist?
A: We are not aware of Lone Star's philosophy with respect to tax planning and legal entity structures nor of any planned changes. If Lone Star's tax and planning needs are different, it is possible we will see changes in the legal org structure.

Q: Can you please reiterate the policy if media reaches out? Do we send them to Melissa?
A: Please contact Melissa.Buscher@spxflow.com with any media inquiries.

Q: Does the most recent guidance in the U.S. regarding vaccination still remain the same or could that change with new ownership and privatization?
A: Our position on COVID-19 vaccinations isn't expected to change post close.

Q: Do we have to deliver against certain minimum financial performance conditions over the next few months for the deal to still be on?
A: We will continue to execute against SPX FLOW's operating and strategic plan between now and closing, but the transaction is not subject to operating performance metrics other than at a very high standard of materiality.

Q: Follow to above, is there any scenario where Lone Star pulls out? Market conditions, macro environment change?
A: It is always possible that the deal will not close, for a number of different reasons, several of which are highlighted in the risk factors to our publicly filed documents. However, we anticipate that this transaction will reach a closing in the ordinary course in the first half of 2022.

Q: Will there be January 2022 Stock awards?
A: We will not be issuing additional equity in 2022 in accordance with the terms in the merger agreement, but we have flexibility to work on a broad set of benefit plans and programs that we believe will create a strong incentive for the team.

Q: Delisting, does this mean we will be measured at different intervals or will the quarterly review cycles continue?
A: We will not be subject to the quarterly public company filing cycle, but will work with Lone Star related to the internal reporting cadence that best meets their needs and supports the business.

Q: In Korea, Lone Star is a name known nationally as they have a law suit with the Korean government over some bank deal. What do we know about this?
A: We do not have any information regarding this investment or lawsuit.

Important Information For Investors And Stockholders
Additional Information and Where to Find it
The proposed acquisition of the Company by Parent and Merger Sub will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a special meeting of the Company’s stockholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company stockholders. The Company also plans to file other documents with the SEC regarding the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Parent and Merger Sub, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.spxflow.com/or by contacting Scott Gaffner, Vice President, Investor Relations and Strategic Insights, SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.
Certain Information Regarding Participants
The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 1, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed transaction will be contained in the proxy statement for the special meeting and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.